Exhibit 10.22

InsWeb Services Agreement

This Services Agreement (“Agreement”) is made by and between InsWeb Corporation, a Delaware Corporation, 11290 Pyrites Way, Suite 200, Gold River, California, 95670-4481 (hereinafter “InsWeb”) and NetQuote Inc,a Colorado corporation, 1860 Blake Street, Suite 900, Denver, Colorado 80206 (hereinafter “Company”).

Recitals

WHEREAS, InsWeb is the owner and developer of the InsWeb Site; and

WHEREAS, Company desires to participate in the InsWeb Site as a distributor of insurance leads to insurance agents and carriers;

WHEREAS, The parties acknowledge and agree that they will promptly enter into a supplemental agreement with respect to Company’s delivery of a minimum of ten thousand automobile insurance leads to InsWeb. The supplemental agreement will specify that InsWeb will pay Company 60% of the net revenue InsWeb receives from sales of the leads provided by Company.

NOW, THEREFORE, in consideration of the mutual consideration, promises, representations, and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  EFFECTIVE DATE/TERM.   This Agreement shall be effective as of October 1, 2006 and shall continue for a period of one year.

2.  COMPANY INFORMATION. Information provided directly by the Company, (“Company Information”) shall be utilized by InsWeb to provide the content of all information to be presented on the InsWeb Site on behalf of Company. The accuracy and completeness of any Company Information is the sole responsibility of Company.

3.  COMPANY LOGO AND VALUE PROPOSITION.  Company will provide InsWeb with a graphic image used to identify Company on the InsWeb Site (“Company’s Logo”) and a description of Company’s insurance quotation service located on a web page on the InsWeb Site (“Value Proposition”).  InsWeb will provide Company with specifications for each upon execution of this Agreement.  InsWeb, in its sole discretion, may modify the consumer interface, including the presentation of Company Logo and Value Proposition, at any time during this Agreement; however, InsWeb may not alter the content of Company Information or Company Logo without the prior written agreement of Company

4.  OBLIGATIONS OF INSWEB.  InsWeb shall, so long as Company is in full compliance with the terms of this Agreement, (a) provide Company, access to its web site on the Internet World Wide Web communications network (“InsWeb Site”) for posting by Company of Company Information; (b) present Company’s products, offered as part of the InsWeb Site and (c) maintain the InsWeb Site and Company Information available to Internet users, subject, however, to failure of access or availability due to causes beyond InsWeb’s reasonable control, including, but not limited to Acts of God, wind, fire, flood or water damage, strikes, acts of war, terror or sabotage, power outages, or downtime of data network carriers or Internet access providers.  InsWeb is not required to present Company Information on the InsWeb Site for every tier, state or product requested by Company and no specific position or location on the InsWeb Site for Company Information is guaranteed by InsWeb. InsWeb will use commercially reasonable efforts to maintain the security of the InsWeb Site that are (a) at least equal to industry standards for such types of locations and (b) which provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Company Information.

5.  OBLIGATIONS OF COMPANY.  Company covenants that: (a) it owns or has the right to use the form and content of all Company Information, free of any claims of infringement, misappropriation or misuse by third parties; (b) it holds and will continue to hold all licenses necessary to advertise and sell each product or service offered by the Company Information; and, (c) all representations made by or on behalf of Company or its products or services in the Company Information shall be truthful, lawful and not misleading.  Company shall bear the responsibility to monitor and maintain its Company Information; Company shall not assert and shall indemnify and hold harmless InsWeb from and against any claims arising out of any alteration of the Company Information by Company.

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6.  INCORPORATED TERMS.  InsWeb and Company shall abide by the terms as set forth in the “Schedule of Insurance Request for Quotation Program Services and Fees” (“Exhibit A”) incorporated herein in its entirety.

7.  PRICE AND PAYMENT.   Company shall pay the fees and charges as set forth in Exhibit A attached herewith.  In lieu of payment to InsWeb. Company may, at its option, pay such fees and charges to InsWeb’s wholly owned subsidiary, InsWeb Insurance Services, Inc.  The fees and charges set forth in this Agreement shall not be increased during its initial term.  Thereafter, fees and charges may be modified upon thirty (30) days prior written notice to Company.  Bills are due and payable by Company upon presentation and become delinquent thirty (30) days from the date shown on the bill.  Delinquent amounts shall bear interest from the date of delinquency until paid at an interest rate equal to the lesser of (i) 1.5% per month (18% per annum); or, (ii) the maximum allowed under applicable law.

8.  CONFIDENTIALITY.  Confidential Information.  “Confidential Information” shall mean all non-public information supplied by any party to the other including, without limitation, printed or electronically recorded matter, business information, pricing and terms, technical information, algorithms, source codes, performance statistics, future plans, and campaigns, know-how, trade secrets, and other information of a non-public nature that is known or used by a party.  Confidential Information includes information generated as a result of the activities of the parties hereunder, as well as background information owned by a party prior to the date hereof and made available to the other party hereunder, whether disclosed in writing or orally, or whether designated as “confidential.”

(a) Obligation of Confidentiality.  Each party agrees to take all reasonable steps to maintain the confidentiality of Confidential Information so as to prevent the unauthorized use, dissemination and disclosure of such Confidential Information.  To protect Confidential Information against unauthorized use, dissemination and disclosure, and in addition to those efforts specifically required hereunder, each party agrees to use protective measures no less stringent than those the party uses within its business to protect its own similarly situated proprietary information, which protective measures shall under all circumstances be at least reasonable measures designed to ensure the continued confidentiality of the Confidential Information.  Each party agrees to use Confidential Information solely for the purposes expressly set forth in this Agreement.  Each party shall only disclose Confidential Information to their employees and affiliates on a need-to-know basis.

(b) Exclusions.  Notwithstanding the other provisions of this Agreement, Confidential Information shall not include information that the receiving party can show: (i) is generally known or available, or becomes known or available, without breach of this Agreement; (ii) is or has been publicly disclosed in a lawful manner; (iii) was known to the party to whom it is disclosed prior to such disclosure; (iv) is or has been rightfully received from a third party without breach of an obligation of confidence; (v) is independently developed by one party without use of Confidential Information of the other party;  (vi) is required to be disclosed pursuant to official governmental process, order or demand, or as otherwise required by law or regulation, provided that prior written notice of such disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek, at its own expense, a protective order (it being agreed that if the disclosing party is unable to obtain or does not seek a protective order and the receiving party is legally compelled to disclose such information, disclosure of such information may be made without liability); or (vii) must be disclosed to third party venders, who need to know, to the extent reasonably necessary to perform the duties and obligations assigned under the Agreement.  In the event such information is disclosed to a third party vender, the disclosing Party will require such third party vender to protect Confidential Information to the same extent the disclosing Party is required to protect such Confidential Information under this Agreement.

(c) Reverse Engineering.  Neither party shall directly or indirectly attempt to reverse engineer, decrypt, decipher, reconstruct or re-orient the circuit design, algorithms, logic or program code in any of the other’s products, models or prototypes that contain Confidential Information and that are provided pursuant to this Agreement.

(d) The parties hereto acknowledge that any nonpublic personal information (as defined by applicable law or regulation, including laws or regulations promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the “Act”)) of consumers, including customers (both as defined by the Act or other applicable law or regulation), will be disclosed or utilized in compliance with the Act as it applies to this Agreement.

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(e) Survival of Section.  The terms of this Section entitled “Confidentiality” shall survive the termination of this Agreement.

9.  LIMITED WARRANTY AND REMEDIES.  InsWeb warrants that the services provided Company hereunder will conform to their description as set forth in this Agreement and that any custom package programming performed for Company by InsWeb shall conform to high professional standards.  ALL OTHER GUARANTEES AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SERVICES OR ANY OTHER PERFORMANCE BY INSWEB HEREUNDER ARE HEREBY EXCLUDED.  INSWEB SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  The terms of this Section entitled “ Limited Warranty and Remedies” shall survive the termination of this Agreement.

10.  INFORMATION RIGHTS InsWeb shall acquire no ownership or intellectual property rights in the form or content of Company Information by virtue of its posting on the InsWeb Site, nor shall Company, acquire any rights in the form or content of the InsWeb Site or any information posted thereon other than Company’s own Information.  InsWeb shall be entitled to use Company’s name and/or logo in press releases from time to time, provided the Company has been given an opportunity to review and approve such press releases before their use.

11.  ACCEPTABLE USE/SUSPENSION. InsWeb reserves the right promptly to remove Company Information from the InsWeb Site in the event of a claim by a third party that any portion of the Company Information: (i) infringes, misappropriates or misuses any intellectual property right; (ii) libels any person or company; or (iii) presents material that is fraudulent, obscene or pornographic; or, (iv) violates any law or regulation.

12.  LIMITATION OF LIABILITY.EITHER PARTY’S MAXIMUM LIABILITY, SHOULD IT BE FOUND LIABLE TO THE OTHER PARTY FOR BREACH OF CONTRACT OR FOR ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ITS PERFORMANCE HEREUNDER, INCLUDING, BUT NOT LIMITED TO ANY CLAIM FOR INFRINGEMENT, NEGLIGENCE, INFLICTION OF EMOTIONAL HARM OR BASED ON ECONOMIC LOSS, SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY COMPANY FOR SERVICES PROVIDED HEREUNDER DURING THE SIXTY (60) DAYS PRECEDING SUCH CLAIM.  IN NO EVENT SHALL A PARTY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.  In the event of any claims against InsWeb based on Company Information presented on the InsWeb Site by or on behalf of Company not resulting from InsWeb’s negligent acts or omissions, Company shall defend, indemnify and hold harmless InsWeb and its directors, officers, employees, consultants, agents and affiliates from and against any reasonable attorneys’ fees, costs, expense, damages, penalties, equitable relief or other liability whatsoever. The terms of this Section entitled “Limitation of Liability” shall survive the termination of this Agreement.

13.  MISCELLANEOUS.   This Agreement constitutes the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements, proposals or understandings between the parties regarding such subject matter.  Further, each party shall comply with all applicable federal, state and local laws and regulations in the performance of its obligations under this Agreement.  The recitals above are true and correct and are part of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding those relating to conflict of laws. Any lawsuit or action brought by the parties hereto shall be filed and adjudicated in Sacramento County, California, and the prevailing party shall be entitled to reasonable attorneys’ fees, expert witness fees and costs of suit, as well as all such fees associated with enforcing any judgment pursuant hereto.  This Agreement and the rights and obligations set forth herein may not be assigned, in whole or part, by either party without the prior written consent of the other party, except that InsWeb may assign this Agreement to its wholly owned subsidiary.  This Agreement may be amended only by a writing executed by duly authorized officers of both parties.  The failure of either party to enforce any provision hereof shall not be construed as a waiver of such provision.  All notices given hereunder shall be in writing and shall be sent by personal delivery, overnight courier service, or by certified or registered mail, return receipt requested, to the address given by the other party on the first page of this Agreement, or as the parties may designate in writing from time to time and shall be deem given when deposited with the U. S. Postal Service or courier service if mailed, or when delivered if by personal delivery.    This Agreement may be executed by facsimile and in counterparts, counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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InsWeb Corporation
“InsWeb”

By:	/S/ Bill Griffin

Name:	William D. Griffin

Title:	CFO

Date:	Sept. 29, 2006

NetQuote Inc
“Company”

By:	/s/ Gregg Coccari

Name:	Gregg Coccari

Title:	CEO

Date:	Sept. 29, 2006

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EXHIBIT A
Schedule of Insurance Request for Quotation Program Services and Fees

I.              Terms and Definitions used in Exhibit

1.0           “Zero RFQ” refers to an automobile or homeowners RFQ that InsWeb has not distributed to (a) an agent or agency participating in InsWeb’s agent network program; (b) a lead aggregator (i.e. any individual or entity that aggregates and resells Internet-based insurance leads to third parties); or (c) more than three other entities consisting of insurance carriers and insurance call centers.

1.1           “One+ RFQ” refers to an automobile or homeowners RFQ that InsWeb has distributed to one or more agents registered in InsWeb’s agent network.

1.2           “Filters” is criteria for the selection of consumers who will be presented with Company’s Logo and Value Proposition.

1.3           “Logo” is a graphic image provided by Company and used to identify Company on the InsWeb Site

1.4           “Poor Credit RFQ” means a Zero RFQ for automobile insurance that indicates the consumer selected “poor” to describe his/her credit history.

1.5           “Preferred Auto” means a Zero RFQ representing a consumer whose automobile insurance profile does not have any of the following characteristics (as determined by their responses on the InsWeb quote request form):

•              Self-select credit is Poor.

•              SR-22 is Yes.

•              A DUI or major violation in the last 3 years.

•              2 or more accidents/ violations in the last 3 years.

•              Not currently insured.

•              No driver has more than 3 years of driving experience.

1.6           “Products” is automobile insurance, homeowners insurance, and health insurance, and other insurance products agreed to by the parties from time to time.

1.7           “Program”  is the InsWeb insurance Request for Quotation Program located on the InsWeb Site through which access to Company’s service will be presented to consumers.

1.8           “Qualified Consumer” is a consumer who meets the filtering criteria specified herein.

1.9           “Release”  is InsWeb’s regularly scheduled modification to the InsWeb Site, and the Programs offered thereon.

1.10         “RFQ”  is Request for Quotation and consists of the data provided by consumer in a Quote Form and submitted to Company to obtain a quotation for a Product.

1.11         “Scheduled Release Date”  is the day on which a Release occurs.

1.12         “Specialty Auto” means a Zero RFQ for automobile insurance that fails to meet the minimum criteria to qualify for Preferred Auto status.

1.13         “Value Proposition”  is the description of Company’s Products and services offered through Program and located on a web page on the InsWeb Site.

II.            Scope of Insurance Request for Quotation Program

For each Product, InsWeb will provide a Quote Form through which insurance rate quotes can be obtained by Consumers.   If a Qualified Consumer elects to have his/her information sent to Company in order to request a quotation from Company’s agent network, the relevant personal information will be collected and submitted to Company as a RFQ.

2.0          Data Collection

InsWeb will collect consumer information using the Quote Form for the Product.

2.1          Company Logo and Value Proposition

Company will provide InsWeb with Company’s Logo and a Value Proposition.  InsWeb will provide Company with specifications for each upon execution of this Agreement.  InsWeb, in its sole discretion, may modify the consumer interface, including the presentation of Company Logo and Value Proposition, at any time during this Agreement.

2.2          Filtering

InsWeb will filter out RFQs from consumers residing in the following zip codes: 323XX, 324XX, 326XX, 335XX, 336XX, 337XX, 344XX, 346XX, 700XX, 701XX, 703XX, 705XX. All other filtering criteria will be determined by InsWeb in its sole discretion and may be changed by InsWeb at any time with not less than 15 days prior notice to Company.

2.3          RFQ Delivery

a.             Qualified Consumers may elect to have his/her Quote Form information and relevant personal information delivered to Company via an RFQ.

b.             For automobile and homeowners RFQs: (i) the maximum times that a One+ RFQ may be distributed is 5, including distributions by InsWeb and by NetQuote; (ii) InsWeb will deliver a One+ RFQ to NetQuote only when InsWeb’s own distribution of the RFQ will permit NetQuote to distribute the RFQ at least one time; (iii) each RFQ will identify each insurance company that received the RFQ, the name of the insurance company represented by a Captive Agent that received the RFQ, and whether an Independent Agent received the RFQ. NetQuote will use the information to suppress distribution of the RFQ to the same insurance company, Captive Agent company, or to any independent agent.

2.3.1       Format

<XML 1.0.0> InsWeb will deliver RFQs to Company in the XML 1.0.0 standard layout.

2.3.2       Method

InsWeb will deliver RFQs to Company via a secure HTTPS transmission.

2.3.3       Batching

<single RFQ per file/email> InsWeb will deliver one RFQ per transmission.

2.3.4       Encryption

Company has elected to receive RFQs encrypted via a secure HTTPS transmission.

2.3.5       Destination

Each RFQ will be sent to a fixed destination via HTTPS.  Unless otherwise agreed, Company must provide InsWeb with a delivery address in advance of the Scheduled Release Date.

2.4          Reserved for future use

2.5          Statistics

InsWeb will provide Company with a standard electronic monthly statistical report regarding consumer traffic on the InsWeb Site.  Company will provide InsWeb with monthly statistics regarding RFQ processing performance times and conversion rates in an Excel format no later than the fifteenth (15th) of the month; which reports shall include, at a minimum:

InsWeb Company ID
Billed Revenue

2.6          Scheduled Release Date

InsWeb in its sole discretion, will assign Company to a Scheduled Release Date and will define a project plan and schedule that will include key tasks, major milestones, joint testing efforts and targeted dates.  The Scheduled Release Date to which Company is assigned will depend on: a) the date by which this Agreement is jointly executed by Company and InsWeb; b) the submission of development requirements for Program by Company to InsWeb; c) Company’s technical capability to receive and process RFQs; and d) InsWeb’s pending inventory of existing development activities.   During the term of this Agreement, InsWeb shall assign such other Scheduled Release Dates as may be required to implement changes to Program whether such changes are requested by Company or InsWeb.

III.           Fees

3.1           Company shall pay InsWeb a RFQ Fee described in Schedule 1 for the Product, state, consumer segment, and number of distributions made by InsWeb indicated in the RFQ.

3.2           Company shall be entitled to a credit for RFQ Fees paid on RFQs that are duplicates or non bona fide according to criteria established by mutual agreement of the parties from time to time. However, the credit may be applied to 33% of the RFQs that are determined to be duplicates or non bona fide.

3.3           Confidential Treatment Requested

SCHEDULE 1       **CONFIDENTIAL TREATMENT REQUESTED**

AK
AL
AR
AZ
CA
CO
CT
DC
DE
FL	Confidential
GA
HI
IA
ID
IL
IN		Treatment
KS
KY
LA
MA
MD
ME			Requested
MI
MN
MO
MS
MT
NC
ND
NE
NH
NJ
NM
NV
NY
OH
OK
OR
PA
RI
SC
SD
TN
TX
UT
VA
VT
WA
WI
WV
WY